Item 12(b).

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: T. Rowe Price Emerging Markets Stock Fund

In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: December 16, 2005		/s/ James S. Riepe
James S. Riepe
Principal Executive Officer

Date:	December 16, 2005	/s/ Joseph A. Carrier
Joseph A. Carrier
Principal Financial Officer